UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2016

American Renal Associates Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37751	27-2170749
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Cummings Center, Suite 6550 Beverly, Massachusetts	01915
(Address of registrant’s principal executive office)	(Zip code)

(978) 922-3080

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 10, 2016, American Renal Associates Holdings, Inc. issued a press release announcing its financial and operating results for the third quarter ended September 30, 2016.  A copy of the press release is furnished with this report as Exhibit 99.1 and is incorporated by reference into this item.

As provided in General Instruction B.2 of Form 8-K, the information and exhibit contained in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

American Renal Associates Holdings, Inc. (the “Company”) announced today that John McDonough has agreed to step down from his role as Executive Vice President, Chief Operating Officer and Treasurer, effective December 31, 2016.  The Company and Mr. McDonough expect to enter into a consulting arrangement for a period after December 31, 2016. Mr. McDonough’s operational duties will be shared by other members of the Company’s senior operations management team, reporting to Mr. Carlucci, the Company’s Chief Executive Officer, and Syed Kamal, the Company’s President.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release, dated November 10, 2016, announcing the registrant’s financial and operating results for the third quarter ended September 30, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RENAL ASSOCIATES HOLDINGS, INC.

Dated: November 10, 2016	By:	/s/ Jonathan L. Wilcox
	Name:	Jonathan L. Wilcox
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated November 10, 2016, announcing the registrant’s financial and operating results for the third quarter ended September 30, 2016.